UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 7, 2021

UNIQUE LOGISTICS INTERNATIONAL, INC.

(Exact name of registrant as specified in its charter)

Nevada	000-50612	01-0721929
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(IRS Employer Identification No.)

154-09 146th Ave,

Jamaica, NY 11434

(Address of principal executive offices)

(718) 978-2000

(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
None	None	None

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry Into A Material Definitive Agreement.

Amended Securities Exchange Agreement

On December 10, 2021, Unique Logistics International, Inc. (the “Company”) entered into an amended securities exchange agreement (the “Amended Exchange Agreement”) with two institutional holders (each, including its successors and assigns, a “Holder” and collectively the “Holders”), which hold those certain convertible notes and warrants of the Company. Specifically, the Holders hold (i) convertible notes, issued by the Company, in the aggregate remaining principal amount of $3,861,160 plus interest; and (ii) warrants to purchase an aggregate of 1,140,956,904 shares of common stock of the Company (the “Surrendered Securities”). Pursuant to the Amended Exchange Agreement, the Company agreed to issue, and the Holders agreed to acquire, in exchange for the Surrendered Securities shares of the newly created Series C Convertible Preferred Stock, par value $0.001 per share (the “Series C Preferred”) and shares of Series D Convertible Preferred Stock, par value $0.001 per share (the “Series D Preferred”, and together with the Series C Preferred, the “Preferred Stock”), of the Company, upon entering into the Exchange Amendment.

In connection with the Amended Exchange Agreement, each of the Holders received that certain number of Preferred Stock equal to one share of Preferred Stock for every $10,000.00 of Note Value held by such Holder (the “Exchange Ratio”). Specifically, the Company issued approximately 194.66 shares of Series C Preferred and issued approximately 191.45 shares of Series D Preferred. In the aggregate, each of the Series C Preferred and Series D Preferred may be converted up to an amount of common stock equal to 12.48% of the Company’s capital stock on a Fully Diluted Basis (as defined below), subject to adjustment. The designations, rights, preferences and privileges of the Series C Preferred and Series D Preferred are further described below (the “CODs”).

Upon effectiveness of the Amended Exchange Agreement, the Company no longer has any outstanding convertible notes or warrants.

Amended Registration Rights Agreement

In connection with the Amended Exchange Agreement, on December 10, 2021, the Company entered into a registration rights agreement (the “Registration Rights Agreement”) with the Holders, pursuant to which the Company agreed to register the shares of common stock underlying the Preferred Stock (the “Registrable Securities”). The Registration Rights Agreement shall replace and supersede the Registration Rights Agreement dated as of August 19, 2021, between the Company and the Holders.

Pursuant to the Registration Rights Agreement, the Company is required to (A) file the Initial Registration Statement (as defined in the Registration Rights Agreement) on or prior to the earlier of (i) the initial filing date of a registration statement in connection with the Qualified Financing Registration Statement (as defined in the Amended Exchange Agreement), or (ii) September 30, 2022; and (B) file the Subsequent Registration Statement (as defined in the Registration Rights Agreement) on the 30th calendar day after the initial closing of the Qualified Financing.

The Qualified Financing Registration Statement shall include Registrable Securities only on behalf of one of the Holders, comprised of 25,000,000 shares of common stock currently held by such Holder, which, if such 25,000,000 shares is not equal to $1,000,000 of value valued at the lowest price at which shares of common stock are issued in the Qualified Financing, shall be increased or decreased to a number of shares of common stock equal to $1,000,000 valued at the lowest price at which shares of common stock are issued in the Qualified Financing. Each other Registration Statement to be filed under the Registration Rights Agreement shall include all Registrable Securities, except as described above.

The Amended Exchange Agreement and the Registration Rights Agreement contains ordinary and customary provisions for agreements and documents of this nature, such as representations, warranties, covenants, and indemnification obligations, as applicable. The foregoing is only a summary description of the terms of the Amended Exchange Agreement and the Registration Rights Agreement and does not purport to be complete and is qualified in its entirety by reference to the Amended Exchange Agreement and the Registration Rights Agreement, the forms of which are attached hereto as Exhibits 10.1 and 10.2, respectively.

Item 3.02 Unregistered Sales of Equity Securities.

The information set forth in Item 1.01 of this Current Report on Form 8-K (this “8-K”) is hereby incorporated by reference into this Item 3.02 in its entirety.

The securities to be issued upon the Closing Date have not been registered under the Securities Act. The securities will have been issued in reliance upon exemptions from registration pursuant to Sections 4(a)(2), 4(a)(6), 3(a)(9) under the Securities Act and/or Rule 506(b) of Regulation D promulgated thereunder, and comparable exemptions for sales to “accredited” investors under state securities laws. The securities may not be offered or sold in the United States absent registration under or exemption from the Securities Act and any applicable state securities laws.

Item 3.03 Material Modification to Rights of Security Holders.

The applicable information set forth in Item 1.01 of this Current Report on Form 8-K is incorporated by reference in this Item 3.03.

Certificates of Designations

On December 7, 2021, the Company filed the CODs which contain the designations, rights, preferences and privileges of the Preferred Stock, as further described below. With the exception of the Conversion Ratio (as defined below), the CODs for the Series C Preferred and Series D Preferred contain identical terms.

Series C and D Preferred

The Company has designated 200 shares of preferred stock, $0.001 par value per share, for each of the Series C Preferred and Series D Preferred. The holders of the Preferred Stock shall be entitled to receive, upon liquidation, dissolution or winding up of the Company, the amount of cash, securities or other property to which such holder would be entitled to receive with respect to such shares of Preferred Stock if such shares had been converted to common stock immediately prior to such liquidation.

Holders of the Preferred Stock shall have no voting rights. However, as long as any shares of Preferred Stock are outstanding, the Company shall not, without the affirmative vote of the holders of a majority of the then outstanding series of Preferred Stock, (a) disproportionally alter or change adversely the powers, preferences or rights given to the Preferred Stock or alter or amend the CODs, (b) amend its certificate of incorporation or other charter documents in any manner that disproportionally adversely affects any rights of the holders of the Preferred Stock, (c) increase or decrease the number of authorized shares of each series of Preferred Stock or (d) enter into any agreement with respect to any of the foregoing.

Each share of Preferred Stock shall be convertible, at any time and from time to time from and after the date of issuance, at the option of the holder thereof, into a number of shares of common stock determined in accordance with the applicable Conversion Ratio, calculated on the Conversion Date (as defined in the CODs), assuming that all options, warrants or other convertible securities or instruments or other rights to acquire common stock or any other existing or future classes of capital stock have been exercised or converted, as applicable, in full, regardless of whether any such options, warrants, convertible securities or instruments or other rights are then vested or exercisable or convertible in accordance with their terms (the “Fully Diluted Basis”).

The Conversion Ratio for each share of Series C Preferred, and Series D Preferred, shall be a number of shares of common stock equal to 0.064113%, and 0.0651869%, respectively, (or up to maximum of 24.96% in the aggregate)  of the Company’s common stock, on a Fully Diluted Basis (the “Conversion Ratio”). The Conversion Ratio is subject to an adjustment in connection with any dilutive issuances, whereby prior to an Anti-Dilution Termination Event (as defined below), in order to maintain the Conversion Ratio, the Fully Diluted Basis shall be calculated as of the Conversion Date and after an Anti-Dilution Termination Event the Conversion Ratio will be set to the Fully Diluted Basis as of the moment after the Anti-Dilution Termination Event. an “Anti-Dilution Termination Event” shall mean the earlier of (i) September 30, 2022, or (ii) the closing of the Qualified Financing.

The Conversion Ratio is also subject to adjustments in connection with stock dividends, stock splits, fundamental transactions and subsequent rights offerings, as fully described in the CODs.

Each holder of Preferred Stock shall be subject to limitations on conversions, with such limitations providing that no conversion shall be effected which would result in the converting holder beneficially owning in excess of 9.99% of the shares of the Company’s common stock outstanding immediately after giving effect to such conversion (the “Beneficial Ownership Limitation”). By written notice to the Company, a holder of Series C Preferred may from time to time increase or decrease the Beneficial Ownership Limitation upon 61-day written notice to the Company. The Beneficial Ownership Limitation shall be calculated in accordance with Section 13(d) of the Exchange Act.

The foregoing descriptions of the Series C Preferred and the Series D Preferred contain only a brief summary of the rights associated with each, and such description is qualified, in its entirety, by the Series C Designations Series D Designations, attached hereto as Exhibits 3.1 and 3.2, respectively.

Certificates of Corrections

On December 8, 2021, the Company filed two certificates of corrections with the Nevada Secretary of State, for the purpose of correcting each of the Series C Designations (the “Series C Certificate of Correction”) and the Series D Designations (the “Series D Certificate of Correction”), to indicate that the effective date of each of the CODs shall be December 7, 2021.

The foregoing descriptions of the Series C Certificate of Correction and the Series D Certificate of Correction contain only a brief summary of the rights associated with each, and such description is qualified, in its entirety, by the Series C Certificate of Correction and the Series D Certificate of Correction, attached hereto as Exhibits 3.3 and 3.4, respectively.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

Exhibit Number	Description
3.1	Certificate of Designations of the Series C Convertible Preferred Stock
3.2	Certificate of Designations of the Series D Convertible Preferred Stock
3.3	Certificate of Correction of the Series C Convertible Preferred Stock
3.4	Certificate of Correction of the Series D Convertible Preferred Stock
10.1	Form of Amended Exchange Agreement
10.2	Form of Registration Rights Agreement
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

UNIQUE LOGISTICS INTERNATIONAL, INC.

Dated: December 13, 2021	By:	/s/ Sunandan Ray
Sunandan Ray
Chief Executive Officer